Exhibit 16.3

December 20, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Commissioners:

We have read Sonoran Energy, Inc.’s statements included under Item 4.01 of its Form 8-K for December 18, 2007, and we agree with such statements concerning our Firm.

/s/ HEIN & ASSOCIATES LLP

*******

14755 Preston Rd., Suite 320

Dallas, Texas  75254

Phone: 972-458-2296

Fax: 972-788-4943

www.heincpa.com